Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts: Timothy A. Bonang, Vice President, Investor Relations Elisabeth A. Heiss, Manager, Investor Relations (617) 796-8245 www.fivestarseniorliving.com

Five Star Quality Care, Inc. Reports Third Quarter 2012 Results

Newton, MA (October 29, 2012).  Five Star Quality Care, Inc. (NYSE: FVE) today announced its financial results for the quarter and nine months ended September 30, 2012.

Third Quarter 2012 Financial Highlights:

•                  Total revenues for the third quarter of 2012 increased 7.0% to $332.4 million from $310.6 million for the same period in the previous year.

•                  Net income for the third quarter of 2012 was $16.4 million, or $0.34 and $0.33 per share, basic and diluted, respectively, compared to a loss in the third quarter of 2011 of $(528,000), or $(0.01) per basic and diluted share.  Net income in the 2012 period included a gain from discontinued operations, including the sale of FVE’s pharmacy business, of $13.0 million.  Net income in the 2011 period included a loss from discontinued operations of $(4.1) million.

•                  Income from continuing operations for the third quarter of 2012 was $3.4 million, or $0.07 per basic and diluted share, compared to $3.5 million, or $0.08 per basic and diluted share, for the same period in the previous year.  Income from continuing operations for the third quarter of 2011 included a gain on sale of available for sale securities of $529,000, or $0.01 per basic and diluted share.

•                  Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the third quarter of 2012 were $11.7 million compared to $9.9 million for the same period in the previous year.  EBITDA for the third quarter of 2011 included a gain on sale of available for sale securities of $529,000.  EBITDA excluding these and certain other items was $11.8 million and $9.6 million in the third quarters of 2012 and 2011, respectively. A reconciliation of income from continuing operations determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA and EBITDA excluding certain items for the quarters ended September 30, 2012 and 2011 appears later in this press release.

Third Quarter 2012 Operating Highlights:

•                  Senior living occupancy at our owned and leased senior living communities for the third quarter of 2012 was 85.7% compared to 86.0% for the same period in the previous year.

•                  Senior living average daily rate, or ADR, at our owned and leased senior living communities for the third quarter of 2012 decreased by 1.3% to $145.56 from $147.46 for the same period in the previous year.  This decrease resulted primarily from lower rates at certain acquired communities.

•                  The percentage of senior living revenues derived from residents’ private resources for the third quarter of 2012 at our owned and leased senior living communities increased to 75.0% from 73.0% for the same period in the previous year.

•                  For those owned and leased senior living communities that we operated continuously since July 1, 2011, or comparable communities, occupancy in the third quarter of 2012 decreased to 85.7% from 86.0% for the same period in the previous year.

•                  The ADR at comparable communities for the third quarter of 2012 decreased by 0.5% to $146.88 from $147.65 for the same period in the previous year.

•                  Our fee revenues from managed senior living communities in the third quarter of 2012 were $1.3 million compared to $359,000 in the third quarter of 2011.

Year to Date Financial Highlights:

•                  Total revenues for the nine months ended September 30, 2012 increased 11.3% to $991.8 million from $891.2 million for the same period in the previous year.

•                  Net income for the nine months ended September 30, 2012 was $21.4 million, or $0.45 per basic and diluted share, compared to $8.8 million, or $0.22 per basic and diluted share, for the same period in the previous year.  Net income in the 2012 period included a gain from discontinued operations, including the sale of FVE’s pharmacy business, of $11.5 million.  Net income for the 2011 period included a loss from discontinued operations of $(6.0) million.

•                  Income from continuing operations for the nine months ended September 30, 2012 was $9.9 million, or $0.21 per basic and diluted share, compared to $14.8 million, or $0.37 and $0.36 per share, basic and diluted, respectively, for the same period in the previous year.  Income from continuing operations for the nine months ended September 30, 2012 included a gain on settlement of our litigation with Sunrise Senior Living, Inc., or Sunrise, of $1.9 million (net of taxes), or $0.04 per basic and diluted share.  Income from continuing operations for the nine months ended September 30, 2011 included acquisition costs of $1.5 million, or $0.04 per basic and diluted share, and a gain on sale of available for sale securities of $656,000, or $0.02 per basic and diluted share.

•                  EBITDA for the nine months ended September 30, 2012 was $37.6 million compared to $30.9 million for the same period in the previous year. EBITDA for the nine months ended September 30, 2012 included a gain on settlement of our litigation with Sunrise that increased EBITDA by $3.4 million and EBITDA for the nine months ended September 30, 2011 included a gain on sale of available for sale securities of $656,000, which was offset by acquisition costs of $1.5 million.  EBITDA excluding these and certain other items was $34.2 million and $31.8 million in the nine months ended September 30, 2012 and 2011, respectively. A reconciliation of income from continuing operations determined in accordance with GAAP to EBITDA and EBITDA excluding certain items for the nine months ended September 30, 2012 and 2011 appears later in this press release.

Other Highlights:

Since May 2012, we have either begun to manage or agreed to manage 14 senior living communities with a combined 3,159 living units for Senior Housing Properties Trust (NYSE: SNH) and its affiliates. All of these communities are focused on providing independent and/or assisted living services and generate a large majority of their revenues from residents’ private resources, not from Medicare or Medicaid government funded programs.

•                  In May 2012, we reached agreement with SNH and Sunrise whereby Sunrise will terminate its leases for 10 senior living communities owned by SNH and we will begin to manage the 10 communities for SNH’s account.  These 10 communities include 2,472 living units and are located in six states.  In September 2012, we began to manage three of these senior living communities with a combined 407 living units. In October 2012, we began managing an additional five of these senior living communities with 1,308 living units.  We currently expect to begin managing the remaining two of these communities with a combined 757 living units in the fourth quarter of 2012 after all appropriate regulatory approvals are obtained.

•                  Also in May 2012, we began to manage a senior living community with 59 living units located in South Carolina, and we began to manage an adjacent South Carolina senior living community with 232 living units in July 2012.

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•                  In August 2012, we began to manage two senior living communities with a combined 396 living units located in New York and Missouri.

In September 2012, we completed the previously announced sale of our pharmacy business to Omnicare, Inc., or Omnicare. We received $34.3 million in sale proceeds from Omnicare, which included $3.8 million in working capital.  Further, we retained certain additional items of net working capital invested in the pharmacy business of $3.5 million.  Accordingly, we expect to receive a total of $37.8 million (before taxes and transaction costs) in net cash receipts resulting from the sale.  We recorded a pre-tax capital gain on sale of the pharmacy business of approximately $23.3 million.  The operating results for our pharmacy business prior to the sale, as well as the gain on sale, net of taxes, are included in our discontinued operations.

In October 2012, we entered an agreement to sell two skilled nursing facilities, or SNFs, with a total of 271 living units that we own which are located in Michigan for a sale price of $8.0 million, including the transfer of $7.6 million of HUD mortgage debt to the buyer.  These two SNFs receive the majority of their revenues from Medicare/Medicaid reimbursements.  The losses generated at these facilities are included in our discontinued operations.  Completion of this sale is subject to customary closing conditions and we can provide no assurance that a sale of these SNFs will be completed.

Bruce Mackey, President & CEO, made the following statement regarding the third quarter results of operations and recent activities:

“For the third quarter of 2012, Five Star grew EBITDA excluding certain items by approximately 22% compared to last year’s third quarter.  This improvement was largely driven by improved community expense margin management.  Sequentially, our occupancy increased 20 basis points to 85.7% from 85.5% between the second and third quarters of 2012 for our owned and leased senior living communities, which was primarily driven by increases in occupancy at our independent and assisted living communities.  Also, the amount of senior living revenue from private sources increased to 75% from 73% between the third quarters of 2012 and 2011, respectively.

During the last several months, we made substantial progress towards further focusing our operations on the private pay independent and assisted living business.  Since May 2012, we have either begun to manage or agreed to manage 14 senior living communities with a combined 3,159 living units which are primarily providing independent and/or assisted living services and generate a large majority of their revenues from residents’ private resources.  In September 2012, we completed the sale of our institutional pharmacy business, which is primarily dependent upon Medicare Part D revenues, for an effective total expected cash receipts of $37.8 million and recognized a pre-tax gain of $23.3 million.  In October 2012, we reached an agreement to sell two Medicare/Medicaid dependent skilled nursing facilities located in Michigan with a total of 271 living units for a sale price of $8.0 million.”

Conference Call:

Later today, October 29, 2012, at 10:00 a.m. Eastern Time, we will host a conference call to discuss the third quarter financial results.  Following management’s presentation, there will be a question and answer period.

The conference call telephone number is (800) 230-1074.  Participants calling from outside the United States and Canada should dial (612) 234-9959. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time, November 5, 2012. To hear the replay, dial (320) 365-3844. The replay pass code is 260111.

A live audio webcast of the conference call will also be available in a listen only mode on the Company’s website at www.fivestarseniorliving.com.  Participants wanting to access the webcast should visit the Company’s website about five minutes before the call.  The archived webcast will be available for replay on the Company’s website for about one week after the call. The recording and retransmission in any way of the Company’s third quarter 2012 conference call is strictly prohibited without the prior written consent of the Company.  The Company’s website is not incorporated as part of this press release.

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About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a senior living and healthcare services company.  As of September 30, 2012, we operated 252 senior living communities with 28,262 living units located in 30 states, including 31 communities (2,952 living units) that we own and operate, 191 communities (20,812 living units) that we lease and operate, and 30 communities (4,498 living units) that we manage.  These communities include independent living, assisted living and skilled nursing communities.  We also operate two leased rehabilitation hospitals.  We are headquartered in Newton, Massachusetts.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE EXPECT TO BEGIN MANAGING THE REMAINING TWO COMMUNITIES OWNED BY SNH AND CURRENTLY LEASED BY SUNRISE BEFORE YEAR END 2012 AND AFTER ALL APPROPRIATE REGULATORY APPROVALS ARE OBTAINED.  THE TRANSFER OF OPERATING CONTROL OF THESE TWO COMMUNITIES IS SUBJECT TO REGULATORY APPROVALS IN THE STATE WHERE EACH COMMUNITY IS LOCATED.  WE CANNOT CONTROL THE RESULTS OR TIMING OF THESE APPROVAL PROCESSES.  ACCORDINGLY, SOME OF THESE APPROVALS MAY BE DELAYED OR NOT OCCUR AND OUR BEGINNING TO MANAGE THESE COMMUNITIES MAY BE DELAYED OR MAY NOT OCCUR.

•                  THIS PRESS RELEASE REFERS TO OUR FOCUSING OPERATIONS ON THE PRIVATE PAY INDEPENDENT AND ASSISTED LIVING BUSINESS.  OUR ABILITY TO SUCCESSFULLY OPERATE INDEPENDENT AND ASSISTED LIVING BUSINESSES DEPENDS ON A NUMBER OF FACTORS, INCLUDING OUR RESIDENTS’ CONTINUED ABILITY TO PAY FOR SERVICES WITH PRIVATE RESOURCES, OUR ABILITY TO MAINTAIN AND INCREASE OCCUPANCY AND RATES FOR THESE SERVICES, OUR ABILITY TO SUCCESSFULLY ADD ADDITIONAL INDEPENDENT AND ASSISTED LIVING UNITS BY ACQUISITION OR OTHERWISE, GOVERNMENT REGULATION IMPACTING THESE BUSINESSES AND OTHER MATTERS.  AS SUCH, THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY INCREASE OR MAINTAIN OUR FOCUS ON THESE OPERATIONS.

•                  RESIDENTS AND PATIENTS WHO PAY FOR OUR SERVICES WITH THEIR PRIVATE RESOURCES MAY BECOME UNABLE TO AFFORD OUR SERVICES WHICH COULD RESULT IN DECREASED OCCUPANCY AND REVENUES AT OUR SENIOR LIVING COMMUNITIES AND REHABILITATION HOSPITALS AND INCREASED RELIANCE ON GOVERNMENT AND OTHER PAYERS.

•                  THIS PRESS RELEASE STATES THAT OUR EXPECTED EFFECTIVE NET CASH RECEIPTS RESULTING FROM THE SALE OF OUR PHARMACY BUSINESS ARE $37.8 MILLION, BEFORE TAXES AND TRANSACTION COSTS.  THESE NET CASH RECEIPTS INCLUDE ACCOUNTS RECEIVABLE THAT WE RETAINED.  FURTHER, THE PURCHASE AGREEMENT INCLUDES CUSTOMARY INDEMNIFICATION OBLIGATIONS AND REQUIRED US TO ESCROW A PORTION OF THE PURCHASE PRICE IN CONNECTION WITH THE INDEMNIFICATION OBLIGATIONS.  IF WE ARE UNABLE TO COLLECT ACCOUNTS RECEIVABLE THAT WE HAVE RETAINED OR ARE REQUIRED TO PAY AMOUNTS (INCLUDING WITH ESCROWED PROCEEDS) TO SATISFY INDEMNIFICATION OBLIGATIONS IN THE FUTURE, THE ACTUAL NET CASH RECEIPTS WE MAY REALIZE FROM THE SALE, AND ANY CORRESPONDING CAPITAL GAIN, MAY BE REDUCED.

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•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED INTO AN AGREEMENT TO SELL TWO SNFs THAT WE OWN LOCATED IN MICHIGAN.  THIS SALE IS SUBJECT TO CUSTOMARY CLOSING CONDITIONS.  SOME OF THESE CONDITIONS MAY NOT BE MET, THE SALE MAY NOT OCCUR OR THE SALE MAY BE DELAYED.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN OUR BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS,” AND “RISK FACTORS” AND UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS” AND ELSEWHERE IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2012.  COPIES OF THAT ANNUAL REPORT AND QUARTERLY REPORT ARE AVAILABLE AT THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION: WWW.SEC.GOV.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

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Supplemental Information, page 1 of 7

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenues:
Senior living revenue	$277,568	$275,605	$831,864	$803,647
Rehabilitation hospital revenue	26,328	26,273	79,501	78,235
Management fee revenue	1,277	359	3,666	383
Reimbursed costs incurred on behalf of managed communities	27,247	8,324	76,750	8,887
Total revenues	332,420	310,561	991,781	891,152

Operating expenses:
Senior living wages and benefits	137,816	136,135	412,808	398,975
Other senior living operating expenses	66,858	68,669	200,062	193,123
Costs incurred on behalf of managed communities	27,247	8,324	76,750	8,887
Rehabilitation hospital expenses	23,734	23,300	71,725	70,798
Rent expense	50,523	50,138	151,043	145,474
General and administrative	14,602	14,418	45,445	42,242
Depreciation and amortization	6,324	5,497	18,631	13,705
Total operating expenses	327,104	306,481	976,464	873,204

Operating income	5,316	4,080	15,317	17,948

Interest and other income	199	355	638	975
Interest and other expense	(1,762)	(1,034)	(4,793)	(2,405)
Acquisition related costs	(100)	(226)	(100)	(1,530)
Gain on settlement	—	—	3,365	—
Gain on early extinguishment of debt	—	—	45	1
Equity in earnings of Affiliates Insurance Company	115	28	236	111
Gain on sale of available for sale securities reclassified from other comprehensive income	63	529	62	656

Income from continuing operations before income taxes	3,831	3,732	14,770	15,756
Provision for income taxes	(426)	(186)	(4,835)	(1,006)
Income from continuing operations	3,405	3,546	9,935	14,750
Income (loss) from discontinued operations	13,034	(4,074)	11,511	(5,950)

Net income (loss)	$16,439	$(528)	$21,446	$8,800

Weighted average shares outstanding - basic	47,927	47,557	47,913	40,294

Weighted average shares outstanding - diluted	50,388	47,557	47,913	43,169

Basic income (loss) per share from:
Continuing operations	$0.07	$0.08	$0.21	$0.37
Discontinued operations	0.27	(0.09)	0.24	(0.15)
Net income (loss) per share - basic	$0.34	$(0.01)	$0.45	$0.22

Diluted income (loss) per share from:
Continuing operations	$0.07	$0.08	$0.21	$0.36
Discontinued operations	0.26	(0.09)	0.24	(0.14)
Net income (loss) per share - diluted	$0.33	$(0.01)	$0.45	$0.22

Supplemental Information, page 2 of 7

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS DATA

(in thousands)

(unaudited)

	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$14,295	$28,374
Accounts receivable, net of allowance	54,880	56,509
Investments in available for sale securities	14,942	9,114
Restricted cash	5,904	4,838
Prepaid expenses and other current assets	25,441	20,395
Assets of discontinued operations	13,003	29,022
Total current assets	128,465	148,252

Property and equipment, net	336,889	332,185
Restricted cash	9,262	4,092
Restricted investments in available for sale securities	11,904	13,115
Goodwill, equity investment and other long term assets	76,986	85,833
Total assets	$563,506	$583,477

Liabilities and Shareholders’ Equity
Current liabilities:
Bridge loan from Senior Housing Properties Trust	$—	$38,000
Other current liabilities	157,904	151,331
Total current liabilities	157,904	189,331

Mortgage notes payable	37,900	38,714
Convertible senior notes	24,872	37,282
Other long term liabilities	40,103	37,956
Shareholders’ equity	302,727	280,194
Total liabilities and shareholders’ equity	$563,506	$583,477

Supplemental Information, page 3 of 7

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Cash flows from operating activities:
Net income (loss)	$16,439	$(528)	$21,446	$8,800
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	6,324	5,497	18,631	13,705
Gain on early extinguishment of debt	—	—	(45)	(1)
(Gain) loss from discontinued operations	(13,034)	4,074	(11,511)	5,950
Gain on sale of available for sale securities	(63)	(529)	(62)	(656)
Equity in earnings of Affiliates Insurance Company	(115)	(28)	(236)	(111)
Stock-based compensation	159	87	649	949
Provision for losses on receivables	1,470	1,143	3,949	5,178
Changes in assets and liabilities:
Accounts receivable	(520)	1,441	(2,320)	(2,118)
Prepaid expenses and other assets	(1,240)	(3,031)	2,408	(2,735)
Accounts payable and accrued expenses	(2,198)	7,665	906	7,028
Accrued compensation and benefits	3,650	(2,643)	9,143	6,096
Due to related persons	(3,165)	(1,111)	(5,868)	(1,535)
Other current and long term liabilities	6,200	4,598	6,145	5,407
Cash provided by operating activities	13,907	16,635	43,235	45,957

Net cash (used in) provided by discontinued operations	(9,259)	514	(8,317)	652

Cash flows from investing activities:
Acquisition of property and equipment	(11,933)	(14,786)	(40,251)	(44,562)
Acquisition of senior living communities, net of working capital assumed	—	(53,426)	—	(107,165)
Payments from restricted cash and investment accounts, net	(2,346)	(698)	(6,236)	(3,117)
Purchase of available for sale securities	(522)	—	(5,076)	—
Proceeds from sale of pharmacy	34,298	—	34,298	—
Proceeds from disposition of property and equipment held for sale	4,156	10,554	18,249	25,877
Proceeds from sale of available for sale securities	156	1,223	928	2,504
Cash provided by (used in) investing activities	23,809	(57,133)	1,912	(126,463)

Cash flows from financing activities:
Net proceeds from issuance of common stock	—	—	—	53,953
Proceeds from borrowings on credit facilities	—	—	47,500	12,000
Repayments of borrowings on credit facilities	(37,500)	—	(47,500)	(12,000)
Proceeds from borrowing on the bridge loan from Senior Housing Properties Trust	—	39,000	—	80,000
Repayments of borrowing on the bridge loan from Senior Housing Properties Trust	—	—	(38,000)	(32,000)
Purchase and retirement of convertible senior notes	—	—	(12,038)	(623)
Repayments of mortgage notes payable	(297)	(228)	(871)	(300)
Cash (used in) provided by financing activities	(37,797)	38,772	(50,909)	101,030

Change in cash and cash equivalents during the period	(9,340)	(1,212)	(14,079)	21,176
Cash and cash equivalents at beginning of period	23,635	43,158	28,374	20,770
Cash and cash equivalents at end of period	$14,295	$41,946	$14,295	$41,946

Cash paid for interest	$960	$259	$3,711	$1,454
Cash paid for income taxes	$317	$215	$1,552	$1,257

Non-cash activities:
Issuance of common stock	$—	$—	$114	$298
Real estate acquisition	$—	$(20,337)	$—	$(40,289)
Assumption of mortgage notes payable	$—	$20,337	$—	$40,289

Supplemental Information, page 4 of 7

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING COMMUNITY FINANCIAL DATA(1)

(dollars in thousands, except average daily rate)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Senior living communities owned and leased:(2)
Number of communities	222	222	222	222
Number of units	23,764	23,764	23,764	23,764
Occupancy	85.7%	86.0%	85.7%	85.6%
ADR	$145.56	$147.46	$146.64	$150.15

Senior living revenue:
Independent and assisted living community revenue	$124,387	$119,082	$369,864	$334,919
Continuing care retirement communities revenue	96,810	99,285	291,197	298,056
Skilled nursing facility revenue	53,060	54,745	160,919	163,580
Other(3)	3,311	2,493	9,884	7,092
Total senior living revenue	$277,568	$275,605	$831,864	$803,647

Senior living wages and benefits:
Independent and assisted living community wages and benefits	$53,803	$52,144	$161,321	$147,951
Continuing care retirement communities wages and benefits	47,889	48,358	144,109	143,116
Skilled nursing facility wages and benefits	33,998	34,579	102,611	103,780
Other(3)	2,126	1,054	4,767	4,128
Total senior living wages and benefits	$137,816	$136,135	$412,808	$398,975

Senior living other operating expenses:
Independent and assisted living community other operating expenses	$29,651	$29,019	$88,332	$78,540
Continuing care retirement communities other operating expenses	23,829	25,283	71,101	73,351
Skilled nursing facility other operating expenses	13,056	13,816	39,116	39,954
Other(3)	322	551	1,513	1,278
Total other senior living operating expenses	$66,858	$68,669	$200,062	$193,123

Percent breakdown of independent and assisted living community revenues:
Private and other sources	98.8%	98.9%	98.9%	98.9%
Medicaid	1.2%	1.1%	1.1%	1.1%
Total	100.0%	100.0%	100.0%	100.0%

Percent breakdown of continuing care retirement community revenues:
Private and other sources	71.1%	68.7%	70.8%	68.1%
Medicare	22.3%	24.8%	22.6%	25.8%
Medicaid	6.6%	6.5%	6.6%	6.1%
Total	100.0%	100.0%	100.0%	100.0%

Percent breakdown of skilled nursing facility revenues:
Private and other sources	25.9%	24.7%	25.3%	24.4%
Medicare	24.2%	27.9%	24.6%	27.8%
Medicaid	49.9%	47.4%	50.1%	47.8%
Total	100.0%	100.0%	100.0%	100.0%

Percent breakdown of total senior living revenues:
Private and other sources	75.0%	73.0%	74.5%	72.0%
Medicare	12.6%	14.7%	12.8%	15.4%
Medicaid	12.4%	12.3%	12.7%	12.6%
Total	100.0%	100.0%	100.0%	100.0%

(1)    Excludes data for managed communities and discontinued senior living operations.

(2)    Includes independent and assisted living communities, continuing care communities and skilled nursing facilities.

(3)    Other senior living relates primarily to rehabilitation and other specialty service revenues provided at residential facilities and does not include revenues from institutional pharmacy or rehabilitation hospital operations.

Supplemental Information, page 5 of 7

FIVE STAR QUALITY CARE, INC.

COMPARABLE SENIOR LIVING COMMUNITY FINANCIAL DATA(1)

(dollars in thousands, except average daily rate)

	Three months ended		Nine months ended
	September 30,(2)		September 30,(3)
	2012	2011	2012	2011
Senior living communities owned and leased:(4)
Number of communities	218	218	209	209
Number of units	23,278	23,278	22,175	22,175
Occupancy	85.7%	86.0%	85.4%	85.5%
ADR	$146.88	$147.65	$150.79	$151.48

Senior living revenue:
Independent and assisted living community revenue	$121,233	$118,531	$332,096	$322,989
Continuing care retirement communities revenue	96,810	99,285	291,197	298,056
Skilled nursing facility revenue	53,060	54,745	160,919	163,580
Other(5)	3,311	2,493	9,884	7,092
Total senior living revenue	$274,414	$275,054	$794,096	$791,717

Senior living wages and benefits:
Independent and assisted living community wages and benefits	$52,874	$51,830	$148,823	$143,700
Continuing care retirement communities wages and benefits	47,889	48,358	144,109	143,116
Skilled nursing facility wages and benefits	33,998	34,579	102,611	103,780
Other(5)	2,126	1,054	4,767	4,128
Total senior living wages and benefits	$136,887	$135,821	$400,310	$394,724

Senior living other operating expenses:
Independent and assisted living community other operating expenses	$28,673	$28,787	$78,586	$75,513
Continuing care retirement communities other operating expenses	23,829	25,283	71,101	73,351
Skilled nursing facility other operating expenses	13,056	13,816	39,116	39,954
Other(5)	322	551	1,513	1,278
Total other senior living operating expenses	$65,880	$68,437	$190,316	$190,096

Percent breakdown of independent and assisted living community revenues:
Private and other sources	98.9%	98.9%	99.0%	98.9%
Medicaid	1.1%	1.1%	1.0%	1.1%
Total	100.0%	100.0%	100.0%	100.0%

Percent breakdown of continuing care retirement community revenues:
Private and other sources	71.1%	68.7%	70.8%	68.1%
Medicare	22.3%	24.8%	22.6%	25.8%
Medicaid	6.6%	6.5%	6.6%	6.1%
Total	100.0%	100.0%	100.0%	100.0%

Percent breakdown of skilled nursing facility revenues:
Private and other sources	25.9%	24.7%	25.3%	24.4%
Medicare	24.2%	27.9%	24.6%	27.8%
Medicaid	49.9%	47.4%	50.1%	47.8%
Total	100.0%	100.0%	100.0%	100.0%

Percent breakdown of total senior living revenues:
Private and other sources	74.7%	72.9%	73.4%	71.7%
Medicare	12.7%	14.7%	13.4%	15.6%
Medicaid	12.6%	12.4%	13.2%	12.7%
Total	100.0%	100.0%	100.0%	100.0%

(1)    Excludes data for managed communities and discontinued senior living operations.

(2)    Communities that we have operated continuously since July 1, 2011.

(3)    Communities that we have operated continuously since January 1, 2011.

(4)    Includes independent and assisted living communities, continuing care communities and skilled nursing facilities.

(5)    Other senior living relates primarily to rehabilitation and other specialty service revenues provided at residential facilities and does not include revenues from institutional pharmacy or rehabilitation hospital operations.

Supplemental Information, page 6 of 7

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING OTHER OPERATING DATA(1)

(dollars in thousands, except average daily rate)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
Number of senior living communities (end of period)
Senior living communities, owned	31	31	31	31	31
Senior living communities, leased	191	191	191	191	191
Senior living communities, managed	30	25	25	23	14
Total number of senior living communities	252	247	247	245	236

Number of senior living units (end of period):
Senior living communities, owned	2,952	2,952	2,952	2,952	2,952
Senior living communities, leased	20,812	20,812	20,812	20,812	20,812
Senior living communities, managed	4,498	3,738	3,738	3,393	1,415
Total number of senior living units	28,262	27,502	27,502	27,157	25,179

Independent and assisted living communities:(2)
Number of communities	153	153	153	153	153
Number of units	13,005	13,005	13,005	13,005	13,005
Occupancy	88.0%	87.6%	87.7%	88.3%	88.2%
ADR	$117.24	$117.90	$117.21	$114.90	$115.87

CCRC communities:(2)
Number of communities	31	31	31	31	31
Number of units(3)	7,336	7,336	7,336	7,336	7,336
Occupancy	84.1%	84.0%	84.8%	84.9%	84.2%
ADR	$170.57	$172.83	$172.20	$168.63	$174.73

Skilled nursing facilities:(2)
Number of communities	38	38	38	38	38
Number of units(4)	3,423	3,423	3,423	3,423	3,423
Occupancy	80.2%	80.9%	81.6%	81.4%	81.7%
ADR	$207.35	$215.79	$208.85	$206.94	$212.82

Senior living communities owned and leased:(2)
Number of communities	222	222	222	222	222
Number of units	23,764	23,764	23,764	23,764	23,764
Occupancy	85.7%	85.5%	85.9%	86.2%	86.0%
ADR	$145.56	$147.89	$146.50	$143.73	$147.46

Managed communities:
Number of communities	30	25	25	23	14
Number of units(5)	4,498	3,738	3,738	3,393	1,415
Occupancy	87.4%	87.6%	87.3%	85.4%	83.0%
ADR	$132.08	$133.34	$132.01	$120.51	$114.68

Rehabilitation hospital data:
Rehabilitation hospital units	321	321	321	321	321
Rehabilitation hospital occupancy	60.7%	59.8%	60.4%	61.4%	59.7%

Other ancillary services:
Rehabilitation and wellness inpatient clinics	50	48	47	47	47
Rehabilitation and wellness outpatient clinics	46	44	41	39	30
Home health communities served	6	6	6	6	6

(1)                  Excludes data for discontinued operations.

(2)                  Excludes data for managed communities.

(3)                  Includes 2,020 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

(4)                  Includes 87 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.

(5)                  Includes 71 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information, page 7 of 7

FIVE STAR QUALITY CARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA excluding certain items (collectively, Non-GAAP Financial Measures) are not financial measures determined according to U.S. generally accepted accounting principles, or GAAP.  We consider these Non-GAAP Financial Measures to be meaningful disclosures because we believe that the presentation of these Non-GAAP Financial Measures may help investors to gain a better understanding of changes in our operating results, and may also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis. These Non-GAAP Financial Measures are used by management to evaluate our financial performance and for comparing our performance over time and to the performance of our competitors. These Non-GAAP Financial Measures as presented may not, however, be comparable to amounts calculated by other companies.  This information should not be considered as an alternative to income from continuing operations, net income from continuing operations, net income, cash flows from operating activities or any other financial operating or performance or liquidity measure established by GAAP.  The reconciliation of income from continuing operations to these Non-GAAP Financial Measures is as follows:

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Income from continuing operations	$3,405	$3,546	$9,935	$14,750
Add: interest and other expense	1,762	1,034	4,793	2,405
Add: income tax expense	426	186	4,835	1,006
Add: depreciation and amortization	6,324	5,497	18,631	13,705
Less: interest, dividend and other income	(199)	(355)	(638)	(975)
EBITDA	11,718	9,908	37,556	30,891
Add: acquisition related costs	100	226	100	1,530
Less: gain on sale of investments in available for sale securities	(63)	(529)	(62)	(656)
Less: gain on early extinguishment of debt	—	—	(45)	(1)
Less: gain on settlement	—	—	(3,365)	—
EBITDA excluding certain items	$11,755	$9,605	$34,184	$31,764